CARING PRODUCTS INTERNATIONAL, INC.

                             1996 INCENTIVE PROGRAM

     The 1996 Incentive Program (the "Program") provides for the grant to officers, directors and employees of Caring Products International, Inc. and its direct and indirect subsidiaries (collectively, the "Company"), and certain consultants to the Company, with certain rights to acquire shares of the Company's common stock, no par value per share (the "Common Stock"). The Company believes that this Program will cause those persons to contribute materially to the growth and success of the Company, thereby benefitting its stockholders.

     1.   Administration.
          ---------------

     The Program shall be administered and interpreted by the Board of Directors of the Company or by one or more Committees appointed by the Board of Directors of the Company from among its members (the "Plan Administrator"). The Board of Directors may appoint different Committees to handle different duties under the Program. The Plan Administrator's decisions shall be final and conclusive with respect to the interpretation and administration of the Program and any Grant made under it.

     2.   Grants.
          -------

     Incentives under the Program shall consist of incentive stock options, non-qualified stock options, stock appreciation rights in tandem with stock options or freestanding, and restricted stock grants (any of the foregoing, in any combination, collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with this Program as the Plan Administrator deems appropriate. The Plan Administrator shall approve the form and provisions of each Grant. Grants under a particular section of the Program need not be uniform, and Grants under two or more sections may be combined in one instrument.

     3.   Eligibility for Grants.
          -----------------------

     Grants may be made to any employee, officer, key executive, director, professional or administrative employee, consultant or advisor to the Company or any subsidiary of the Company selected by the Plan Administrator to receive Grants under the Program (persons so selected, the "Grantees").

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     4.   Shares Available for Grant.
          ---------------------------

          (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Common Stock (the "Shares") that may be issued or transferred under the Program is 5,000,000 Shares, plus, (i) any Shares which are forfeited under the Program or the Company's 1993 Incentive Program (the "1993 Program") after the adoption of the Program by the Company's Board of Directors (the "Adoption Date"); plus (ii) the number of Shares repurchased by the Company in the open market and otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of Shares under the Program or the 1993 Program; plus
(iii) any Shares surrendered to the Company in payment of the exercise price of options issued under the Program or the 1993 Program. However, no award may be issued that would bring the total of all outstanding awards under the Program to more than 25% of the total number of Shares of Common Stock of the Company at the time outstanding. The Shares may be authorized but unissued Shares or treasury Shares. The number of Shares available for Grants at any given time shall be reduced by the aggregate of all Shares previously issued or transferred pursuant to the Program or the 1993 Program plus the aggregate of all Shares which may become subject to issuance or transfer under then-outstanding and then-currently exercisable Grants under the Program or the 1993 Program. The maximum number of Shares for which options may be granted under the Program to any person during any calendar year is 1,000,000 (subject to appropriate adjustment in the event of any changes in capitalization of the Company). On and after the Adoption Date, no further Grants shall be made under the 1993 Incentive Program unless the Program shall not be approved by the Company's shareholders as provided in Section 9(g) hereof.

          (b)  Adjustments Upon Changes in Capitalization or Other
Events. Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of Shares available under the Program as to which Grants may be made (both in the aggregate and to any one Grantee), the number and class of Shares under each then-outstanding Stock Option and the Option Price per share of such options, and the terms of stock appreciation rights shall be correspondingly adjusted by the Plan Administrator, such adjustments to be made in the case of outstanding Stock Options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, or in which the Company becomes a wholly-owned subsidiary of the new corporation, a Grantee of Stock Options under the Program shall be entitled to options on that number of shares of stock in the new corporation which the Grantee would have received had the Grantee exercised all of the unexercised options available to the Grantee


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under the Program, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and, if such unexercised options had related stock appreciation rights, the Grantee also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the instrument of Grant, in the event of a Change in Control (as defined below), merger, consolidation, combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than Common Stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Plan Administrator in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Plan Administrator shall have the right, but not the obligation, in the exercise of its business judgment, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all Stock Options and stock appreciation rights which are outstanding shall become immediately exercisable in full, and all Restricted Stock Grants shall immediately vest in full, without regard to any limitations of time, performance or amount otherwise contained in the Program or in the instruments of Grant and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to outstanding grants shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the Grantee if the option had been exercised in full prior to such transaction or expiration date and the Grantee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted. For purposes of this
Section 4(b), "Change in Control" means (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company


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in substantially the same proportion as their ownership of stock of the
Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities without the approval of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and properties.

     5.   Stock Options.
          --------------

          The Plan Administrator may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or non-qualified options not entitled to special tax treatment under
Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended (collectively, "Stock Options"). The following provisions of this Section 5 are applicable to Stock Options:

          (a) Exercise of Option. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the option price (the "Option Price"). The notice of exercise, once delivered, shall be irrevocable.

          (b) Satisfaction of Option Price. The Grantee shall pay the Option Price in cash or with the Program Administrator's permission, by delivering shares of Common Stock already owned by


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the Grantee and having a Fair Market Value on the date of exercise equal to the
Option Price, or a combination of cash and Shares. The Grantee shall pay the Option Price not later than thirty (30) days after the date of a statement from the Company following exercise setting forth the Option Price, Fair Market Value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the thirty
(30) day period, the Plan Administrator shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of a Stock Option until the Option Price is fully paid.

          (c) Share Withholding. With respect to any non-qualified option or SAR (as defined below), the Plan Administrator may, in its discretion and subject to such rules as the Plan Administrator may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the non-qualified option or SAR by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax. Notwithstanding the foregoing, as a condition of the Grant of any Stock Option or SAR to any officer or director of the Company subject to the reporting requirements (a "Reporting Person") of
Section 16 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator shall require, upon the exercise of any Stock Option or SAR by any Reporting Person, at a time when the Company shall be required to file periodic reports under Section 13 of the Exchange Act, that the number of shares of Common Stock otherwise issuable upon the exercise of such Stock Option or SAR shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value equal to the amount of the Reporting Person's liability for any and all taxes required by law to be withheld.

          (d) Price and Term. The Option Price per share, term and other provisions of Stock Options granted under the Program shall be specified by the Grant, as limited, in the case of Incentive Stock Options, by the provisions of
Section 5(e) below, if granted pursuant to such Section. In addition, the Plan Administrator may prescribe such other conditions as it may deem appropriate, which conditions shall be specified in the instrument of Grant.

          (e) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the Program or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate Fair Market Value will be determined at the time of grant. The period for exercise


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of an Incentive Stock Option shall not exceed ten (10) years from the date of the Grant (or five years if the Grantee is also a 10% stockholder). The Option Price at which Common Stock may be purchased by the Grantee under an Incentive Stock Option shall be the Fair Market Value (or 110% of the Fair Market Value if the Grantee is a 10% stockholder) of the Common Stock on the date of the Grant. Incentive Stock Options may only be granted to employees of the Company or any subsidiary or parent of the Company. Incentive Stock Options by their terms shall not be transferrable by the Grantee other than by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Grantee, only by the Grantee.

          (f) Restored Options. Stock Options granted under the Program may, with the Plan Administrator's permission, include the right to acquire a restored option (a "Restored Option"). If a Stock Option grant contains a Restored Option feature and if a Grantee pays all or part of the Option Price of such Stock Option with shares of Common Stock held by the Grantee, then upon exercise of such Stock Option the Grantee shall be granted a Restored Option to purchase, at the Fair Market Value of the Common Stock as of the date of the grant of the Restored Option, the number of shares of Common Stock of the Company equal to the sum of the number of whole shares used by the Grantee in payment of the Option Price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. A Restored Option may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the Stock Option to which such Restored Option is related.

     6.   Stock Appreciation Right.
          -------------------------

          The Plan Administrator may grant a Stock Appreciation Right ("SAR") either independently or in conjunction with any Stock Option granted under the Program. The following provisions are applicable to each SAR:

          (a) Options to Which Right Relates. Each SAR which is issued in conjunction with a Stock Option shall specify the Stock Option to which the SAR is related, together with the Option Price and number of option shares subject to the SAR at the time of its grant.

          (b) Requirement of Employment. An SAR may be exercised only while the Grantee is in the employment or consultancy of the Company, except that the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable.

          (c) Exercise. A Grantee may exercise an SAR in whole or in part by delivering a notice of exercise to the Company,


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except that the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable.

          (d) Payment and Form of Settlement. If a Grantee exercises an SAR which is issued in conjunction with a Stock Option, he shall receive the aggregate of the excess of the fair market value of each share of Common Stock with respect to which the SAR is being exercised over the Option Price of each such share. Payment, in any event, may be made in cash, Common Stock or a combination of the two, in the discretion of the Plan Administrator. Fair Market Value shall be determined as of the date of exercise.

          (e) Expiration and Termination. Each SAR shall expire on a date determined by the Plan Administrator at the time of grant. If a Stock Option is exercised in whole or in part, any SAR related to the Shares purchased in connection with such exercise shall terminate immediately.

     7.   Restricted Stock Grants.
          ------------------------

          The Plan Administrator may issue or transfer shares of Common Stock ("Restricted Stock") to a Grantee under a Restricted Stock Grant. Shares of Restricted Stock are subject to forfeiture unless and until specified employment vesting and/or performance vesting conditions are met, as determined by the Plan Administrator. Until the shares vest or are forfeited, as the case may be, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

          (a) Requirement of Employment. If the Grantee's employment terminates prior to the fulfillment of the conditions for vesting of the Restricted Stock, as set forth in the specific instrument of Grant, all shares of Restricted Stock held by him or her and still subject to restriction will be forfeited and must be returned immediately to the Company. However, the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable.

          (b) Restrictions of Transfer and Legend on Stock Certificate. Prior to the fulfillment of the conditions for vesting, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a Successor Grantee under Section 9(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions applicable to the Grant. The Plan Administrator may, in its sole discretion, require that such certificates be placed into escrow with the Company until vesting.

          (c) Lapse of Restrictions. All restrictions imposed under a Restricted Stock Grant shall lapse upon the fulfillment of


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the conditions for vesting set forth in the instrument of Grant provided that all of the conditions stated in Sections 7(a) and (b) have been met as of the date of such lapse. The Grantee shall then be entitled to have the legend removed from the certificate.

     8.   Amendment and Termination of the Program.
          -----------------------------------------

          (a) Amendment. The Board of Directors of the Company may from time to time amend, alter, suspend or discontinue the Program, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code or, if the Common Stock is then listed or admitted for trading on any United States securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), any requirement for stockholder approval required under the rules of such exchange or NASDAQ, as the case may be; provided, however, that no amendment shall be made without stockholder approval if such amendment would (1) increase the maximum number of shares of Common Stock available for issuance under this Program (subject to Section 4(b)), (2) reduce the minimum Option Price in the case of an option or the base price in the case of an SAR, (3) effect any change inconsistent with Section 422 of the Code or (4) extend the term of this Program.

          (b) Termination of the Program. The Program shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

          (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Program that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Plan Administrator acts under Section 9(d). The termination of the Program shall not impair the power and authority of the Plan Administrator with respect to outstanding Grants. Whether or not the Program has terminated, an outstanding Grant may be terminated or amended under Section 9(d) or may be amended by agreement of the Company and the Grantee on terms consistent with the Program.

     9.   General Provisions.
          -------------------

          (a) Prohibitions Against Transfer. Only a Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights, except upon the express written consent of the Company, which may be granted or denied in the Company's discretion. Except as otherwise expressly provided herein or in the instrument of grant, when a Grantee dies, the personal representative or other person entitled under a Grant under the Program to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Plan Administrator of his or her right to receive the Grant under the

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Grantee's will or under the applicable laws of descent and distribution.

          (b) Suitable Grants. The Plan Administrator may make a Grant to an employee of another corporation who becomes an Eligible Grantee by reason of a corporate merger, consolidation, acquisition of stock or property, share exchange, reorganization or liquidation involving the Company in substitution for a stock option, stock appreciation right, performance award, or restricted stock grant previously granted by such corporation (the "Original Incentives"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Program and from those of the Original Incentives. The Plan Administrator shall prescribe the exact provisions of the substitute Grants, preserving where possible the provisions of the Original Incentives.

          (c) Subsidiaries. The term "subsidiary" means a corporation in which the Company owns directly or indirectly 50% or more of the voting power.

          (d) Compliance with Law. The Program, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Plan Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Plan Administrator may also adopt rules regarding the withholding of taxes on payment to Grantees.

          (e) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by a Grant until the Shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

          (f) No Right to Employment. The Program and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of a Grantee at any time.

          (g) Effective Date of the Program. The Program shall become effective upon its approval by the Company's stockholders under applicable law and regulatory requirements. Grants may be made prior to such approval but no Grant may be exercised until such approval is obtained.

          (h) Fair Market Value. For the purposes of the Program, the term "Fair Market Value" means, as of any date, the closing price of a share of Common Stock of the Company on such date. The closing price shall be (i) if the Common Stock is then


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listed or admitted for trading on any national securities exchange, or if not so listed or admitted for trading, is listed or admitted for trading on NASDAQ, the last sale price of the Common Stock, regular way, or the mean of the bid and asked prices thereof for any trading day on which no such sale occurred, in each case as officially reported on the principal securities exchange on which the Common Stock is listed or admitted for trading or on NASDAQ, as the case may be, or (ii) if not so listed or admitted for trading on a national securities exchange or NASDAQ, the mean between the closing high bid and low asked quotations for the Common Stock in the over-the-counter market as reported by NASDAQ, or any similar system for the automated dissemination of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company; provided, however, that if, by reason of extended or continuous trading hours on any exchange or in any market or for any other reason, the time, with respect to any trading day, of the close of trading for the purpose of determining the "last sale price" or the "closing" bid and asked prices is not objectively determinable, the time on such trading day used for the purpose of reporting any compilation of last sale prices or closing bid and asked prices in The Wall Street Journal shall be the time on such trading day as of which the "last sale price" or "closing" bid and asked prices are determined for purposes of this definition. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transaction are reported, and in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If on the date in question, there is no exchange or over-the-counter market for the Common Stock, the "fair market value" of such Common Stock shall be determined by the Plan Administrator acting in good faith. Notwithstanding the foregoing, so long as the Common Stock of the Company shall be listed for trading on the Vancouver Stock Exchange (the "VSE"), for the purposes of the Program the term "Fair Market Value" means, as of any date, the average of the closing price of a share of Common Stock of the Company for the ten trading days immediately preceding such date, and the closing price shall mean the last sale price of the Common Stock on the VSE.

          (i) Application of Funds. The proceeds received by the Company from the issuance of Grants pursuant to the Program will be used for general corporate purposes.

          (j) No Obligation to Exercise Option. The granting of an option to any Grantee under the Program shall impose no obligation upon such Grantee to exercise such option.

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


          (k) Severability. If any provision of the Program, or any term or condition of any Grant granted or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Plan Administrator, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

          (l) Instrument of Grant. Each Grant under this Program shall be evidenced by an agreement (i.e., an instrument of Grant) setting forth the terms and conditions applicable to such Grant. No Grant shall be valid until an agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

          (m) Restricted Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (n) Program Controls. In the case of any conflict or inconsistency between the terms of this Program and the terms of any instrument of Grant, the terms of this Program will control, unless the instrument of grant expressly provides that the terms of such instrument of grant will control.

          (o) Vancouver Stock Exchange. Notwithstanding anything to the contrary contained herein, so long as the shares of Common Stock are listed for trading on the VSE or the Company is otherwise subject to the rules and regulations of the VSE, the Program shall be administered in accordance with the applicable rules and regulations of the VSE and no Grant shall be made hereunder to the extent prohibited by such rules and regulations, including without limitation, the rules and regulations prohibiting the granting of any options having an exercise price


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


less than the Fair Market Value or the transfer or assignment of any option.

          (p)  Dollars. All references herein to dollars shall mean U.S.
dollars.


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